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                                                                Exhibit 10.81


                             WAIVER AND AMENDMENT


          WAIVER AND AMENDMENT, dated as of March 31, 1998, among Dana Perfumes Corp. ("BORROWER"), the other Credit Parties party to the Credit Agreement referred to below, General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders, and the other Lenders party to the Credit Agreement.

                             W I T N E S S E T H:

          WHEREAS, Borrower, the other Credit Parties, Agent and Lenders are parties to that certain Credit Agreement dated as of March 12, 1997 (as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT", and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement); and

          WHEREAS, the Events of Default specified on SCHEDULE A attached hereto are expected to occur and continue (the "EXPECTED EVENTS OF DEFAULT"); and

          WHEREAS, Borrower has requested that Agent and Lenders waive the Expected Events of Default and amend the Loan Documents as hereinafter set forth; and

          WHEREAS, Agent and Lenders have agreed to waive the Expected Events of Default and amend the Loan Documents on the terms and subject to the conditions as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

          SECTION 1. WAIVER. Agent and Lenders hereby waive the Expected Events of Default effective as of the Effective Date (as defined herein), except that such waiver shall not constitute a waiver of the Expected Events of Default for purposes of Section 6.14 of the Credit Agreement (Restricted Payments) until July 31, 1998, whether or not Borrower is in compliance with any of the financial covenants set forth the Credit Agreement that are tested after the date hereof.

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          SECTION 2.  AMENDMENTS.  The Credit Agreement is hereby amended effective on the Effective Date, as follows:

          (a) MINIMUM EBITDA. Paragraph (b) of ANNEX G to the Credit Agreement is amended by deleting "$4,400,000" as the amount of minimum EBITDA for the 12-month period ended on the Fiscal Quarter ending March 31, 1998, and substituting therefor the amount of "($14,100,000)".

          (b) LOANS AND ADVANCES TO PLEDGED ENTITIES.  Notwithstanding CLAUSE
(H) of Section 6.2 of the Credit Agreement, from and after the Effective Date and until June 30, 1998, the limitation of "$5,000,000" specified in CLAUSE
(H) of Section 6.2 of the Credit Agreement shall be increased to "$8,000,000".

          SECTION 3. FEES. In consideration of the waivers and amendments herein, Borrower shall pay to Agent an aggregate fee of $500,000, to be divided among the Lenders executing this Waiver and Amendment based on their Pro Rata Share (the "Amendment Fee"). The Amendment Fee shall be paid as follows: (A) $100,000 on the Effective Date (the "Current Amendment Fee") and
(B) $400,000 on July 31, 1998 (the "Deferred Amendment Fee"). In addition, Borrower shall pay interest in cash with respect to the Deferred Amendment Fee to Agent for the ratable benefit of Lenders executing this Waiver and Amendment in arrears on each Interest Payment Date commencing on the first such date after the Effective Date, at a rate equal to the Index Rate plus 2.00% per annum, calculated on a basis of a 360 day year for the actual number of days occurring in the period for which such interest is payable, and based on the amount of the Deferred Amendment Fee unpaid. Borrower acknowledges that the Deferred Amendment Fee and any interest thereon shall constitute Obligations under the Credit Agreement.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES. The Credit Parties represent and warrant to Agent and each Lender as follows:

          (a) The execution, delivery and performance by each Credit Party of this Waiver and Amendment (and each of the other documents to be executed by such Person pursuant hereto) and the creation of all Liens provided for herein: (1) are within such Person's corporate power; (2) have been duly authorized by all necessary or proper corporate and shareholder action; (3) do not contravene any provision of such Person's charter or bylaws; (4) do not violate any law or regulation, or any order or decree of any Governmental Authority; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of

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its property is bound; (6) do not result in the creation or imposition of any
Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and
(7) do not require the consent or approval of any Governmental Authority or any other Person.

          (b) This Waiver and Amendment and the other documents to be executed and delivered by the Credit Parties have been duly executed and delivered by each Credit Party and this Waiver and Amendment and the Loan Documents as amended hereby constitute the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with their terms.

          (c) After giving effect to the waivers and amendments contained in this Waiver and Amendment, each of the representations and warranties of the Credit Parties contained in the Credit Agreement and each of the other Loan Documents shall be true and correct on and as of the Effective Date as if made on such date, except to the extent any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by such agreements.

          (d) After giving effect to the waivers and amendments contained in this Waiver and Amendment, no Default or Event of Default shall be continuing except with regard to Section 6.14 of the Credit Agreement as contemplated by
Section 1 of the Waiver, Amendment and Consent, dated as of February 17, 1998, among the parties hereto.

          SECTION 5. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS WAIVER AND AMENDMENT. This Waiver and Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied or provided for in a manner satisfactory to Agent, or waived by Agent and Requisite Lenders (such date is referred to herein as the "Effective Date"):

          (a) Agent shall have executed this Waiver and Amendment.

          (b) Agent shall have received, in form and substance satisfactory to Agent, this Waiver and Amendment, duly executed and delivered by Borrower, the other Credit Parties and Requisite Lenders.

          (c) Agent on behalf of Lenders executing this Waiver and Amendment shall have received the Current Amendment Fee.

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          SECTION 6.  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.  (a) On
and after the Effective Date, each reference in the Loan Documents to "this Agreement", "herein", "hereof", "hereunder" or words of similar import, shall mean and be a reference to such Loan Document as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Waiver and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 7. FEES AND EXPENSES. Borrower agrees to reimburse Agent for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors in connection with the preparation, execution, and delivery of this Waiver and Amendment.

          SECTION 8. GOVERNING LAW. THIS WAIVER AND AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          SECTION 9. SECTION TITLES. Section titles contained in this Waiver and Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          SECTION 10. COUNTERPARTS. This Waiver and Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.


                               [Signature Pages Follow]


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          IN WITNESS WHEREOF, this Waiver and Amendment has been duly executed as of the date first written above.

                                   DANA PERFUMES CORP.


                                   By:
                                       --------------------------------
                                       Name:
                                       Title:

                                     Other Credit Parties:

                                   RENAISSANCE COSMETICS, INC.
                                   COSMAR CORPORATION
                                   RCI CHINA, INC.
                                   GREAT AMERICAN COSMETICS, INC.
                                   HOUBIGANT (1995) LIMITED
                                   MEM COMPANY, INC.
                                   TINKERBELL, INC.
                                      (F/K/A MARTON FRERES, INC.)
                                   RENAISSANCE INTERNATIONAL
                                      EXPORT, INC.


                                   By:
                                       --------------------------------
                                       Name:
                                       Title:



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                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Agent and Lender


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title: Duly Authorized Signatory


                                   NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                       as Lender


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                   PNC BANK, N.A.,
                                      as Lender


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:




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                                                                    SCHEDULE A



                        EXPECTED EVENTS OF DEFAULT


Events of Default under Section 8.1(b) of the Credit Agreement arising as a result of Borrower's failure to comply with (i) the Maximum Leverage Ratio Financial Covenant at the end of the Fiscal Quarter ending March 31, 1998, and (ii) the Minimum Interest Coverage Ratio Financial Covenant for the 12-month period ended on the Fiscal Quarter ending March 31, 1998, as set forth in paragraphs (c) and (d) of ANNEX G to the Credit Agreement, respectively.



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